Exhibit 99.1

PJT Partners Inc. Reports Third Quarter and Nine Months 2023 Results

Third Quarter Overview

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Quarterly Revenues of $278 million, an increase of 5% from a year ago
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GAAP Pretax Income of $43 million and Adjusted Pretax Income of $44 million
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GAAP Diluted EPS of $0.68 and Adjusted EPS of $0.78

Nine Months Overview

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Record Nine Months Revenues of $825 million, an increase of 11% from a year ago
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GAAP Pretax Income of $126 million and Adjusted Pretax Income of $130 million
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GAAP Diluted EPS of $2.20 and Adjusted EPS of $2.30

Capital Management and Balance Sheet

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2.0 million share and share equivalents repurchased year-to-date
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$355 million of cash, cash equivalents and short-term investments and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, “In these difficult market conditions, our firm delivered strong performance. For the first nine months of the year, we generated record revenues as our unique combination of businesses and collaborative team approach delivered superior outcomes for clients and differentiated performance for our firm. We will continue to invest to enhance our franchise and we remain highly confident in our future growth prospects.”

New York, October 31, 2023: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the third quarter and nine months ended September 30, 2023.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(Dollars in Millions)
Revenues
Advisory	$244.1	$224.4	9%	$736.0	$592.7	24%
Placement	26.7	39.7	(33%)	74.3	149.5	(50%)
Interest Income & Other	7.6	2.0	272%	14.3	3.4	327%
Total Revenues	$278.4	$266.1	5%	$824.6	$745.6	11%

Three Months Ended

Total Revenues of $278 million in the current quarter, up 5% from $266 million in the prior year.

Advisory Revenues of $244 million, up 9% from $224 million in the prior year, due to an increase in restructuring revenues, which was partially offset by decreases in strategic advisory and private capital solutions revenues.

Placement Revenues of $27 million, down 33% from $40 million in the prior year, principally due to a decrease in fund placement revenues.

Interest Income & Other of $7.6 million, up from $2.0 million in the prior year, principally due to higher interest income.

Nine Months Ended

Total Revenues of $825 million in the nine months ended September 30, 2023, up 11% from $746 million in the prior year.

Advisory Revenues of $736 million, up 24% from $593 million in the prior year, due to an increase in restructuring revenues, which was partially offset by decreases in strategic advisory and private capital solutions revenues.

Placement Revenues of $74 million, down 50% from $149 million in the prior year, principally due to a decrease in fund placement revenues.

Interest Income & Other of $14.3 million, up from $3.4 million in the prior year, principally due to higher interest income.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,
	2023		2022
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$193.5	$193.5	$179.1	$175.1
% of Revenues	69.5%	69.5%	67.3%	65.8%
Non-Compensation	$42.4	$41.1	$39.4	$37.0
% of Revenues	15.2%	14.8%	14.8%	13.9%
Total Expenses	$235.8	$234.6	$218.5	$212.1
% of Revenues	84.7%	84.3%	82.1%	79.7%
Pretax Income	$42.6	$43.8	$47.6	$54.0
% of Revenues	15.3%	15.7%	17.9%	20.3%

	Nine Months Ended September 30,
	2023		2022
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$573.1	$573.1	$488.9	$477.2
% of Revenues	69.5%	69.5%	65.6%	64.0%
Non-Compensation	$125.6	$121.8	$115.2	$109.1
% of Revenues	15.2%	14.8%	15.4%	14.6%
Total Expenses	$698.7	$694.9	$604.1	$586.3
% of Revenues	84.7%	84.3%	81.0%	78.6%
Pretax Income	$125.9	$129.7	$141.5	$159.3
% of Revenues	15.3%	15.7%	19.0%	21.4%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $193 million compared with $179 million in the prior year. Adjusted Compensation and Benefits Expense was $193 million compared with $175 million in the prior year. The increase in Compensation and Benefits Expense was both the result of higher revenues and a higher accrual rate compared with prior year quarter.

Nine Months Ended

GAAP Compensation and Benefits Expense was $573 million compared with $489 million in the prior year. Adjusted Compensation and Benefits Expense was $573 million compared with $477 million in the prior year. The adjusted compensation accrual rate of 69.5% compared with 64.0% in the prior year.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $42 million compared with $39 million in the prior year. Adjusted Non-Compensation Expense was $41 million compared with $37 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Professional Fees and Occupancy and Related expenses. Professional Fees increased principally due to higher consulting and legal expenses relating to the firm's business activities. Occupancy and Related increased principally due to the further expansion of our New York headquarters, which commenced in the fourth quarter of 2022.

Nine Months Ended

GAAP Non-Compensation Expense was $126 million compared with $115 million in the prior year. Adjusted Non-Compensation Expense was $122 million compared with $109 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Professional Fees, Occupancy and Related, and Travel and Related expenses. Professional Fees increased principally due to higher consulting and legal expenses relating to the firm's business activities. Occupancy and Related increased principally due to the further expansion of our New York headquarters, which commenced in the fourth quarter of 2022. Travel and Related increased due to increased levels of business travel.

Provision for Taxes

As of September 30, 2023, PJT Partners Inc. owned 62.2% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended September 30, 2023 and 2022 was 26.8% and 18.1%, respectively. The effective tax rate for GAAP Net Income for the nine months ended September 30, 2023 and 2022 was 20.4% and 16.1%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the nine months ended September 30, 2023 was 26.7% compared with 26.0% for full year 2022.

Capital Management and Balance Sheet

As of September 30, 2023, the Company held cash, cash equivalents and short-term investments of $355 million and no funded debt.

In total during the third quarter 2023, the Company repurchased 47 thousand share equivalents at an average price of $74.06 per share. During the nine months ended September 30, 2023, the Company repurchased 2.0 million share equivalents at an average price of $72.09 per share.

As of September 30, 2023, the Company’s remaining repurchase authorization was $68 million.

The Company intends to repurchase 33 thousand Partnership Units for cash on November 7, 2023 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on November 2, 2023.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on December 20, 2023 to Class A common stockholders of record as of December 6, 2023.

Quarterly Investor Call Details

PJT Partners will host a conference call on October 31, 2023 at 8:30 a.m. ET to discuss its third quarter 2023 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 579- 2543 (U.S. domestic) or +1 (785) 424-1789 (international), passcode PJTP3Q23. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote work environments and virtual platforms; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy, and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, rising interest rates, and geopolitical conflict.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.'s ("Blackstone") initial public offering ("IPO"), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Advisory	$244,129	$224,405	$736,013	$592,712
Placement	26,660	39,652	74,273	149,485
Interest Income and Other	7,574	2,035	14,342	3,355
Total Revenues	278,363	266,092	824,628	745,552
Expenses
Compensation and Benefits	193,457	179,080	573,114	488,899
Occupancy and Related	9,768	8,231	29,699	25,831
Travel and Related(1)	7,177	7,893	22,463	20,923
Professional Fees	10,344	7,375	28,725	21,652
Communications and Information Services	4,479	4,155	12,317	12,819
Depreciation and Amortization	3,547	3,755	10,587	12,156
Other Expenses(1)	7,037	7,961	21,807	21,794
Total Expenses	235,809	218,450	698,712	604,074
Income Before Provision for Taxes	42,554	47,642	125,916	141,478
Provision for Taxes	11,401	8,601	25,725	22,776
Net Income	31,153	39,041	100,191	118,702
Net Income Attributable to Non-Controlling Interests	13,743	17,953	43,304	52,742
Net Income Attributable to PJT Partners Inc.	$17,410	$21,088	$56,887	$65,960
Net Income Per Share of Class A Common Stock
Basic	$0.69	$0.84	$2.26	$2.63
Diluted	$0.68	$0.82	$2.20	$2.56
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,193,359	24,966,527	25,220,031	25,032,151
Diluted	26,644,324	26,519,173	26,630,957	26,497,177

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Net Income	$31,153	$39,041	$100,191	$118,702
Less: GAAP Provision for Taxes	11,401	8,601	25,725	22,776
GAAP Pretax Income	42,554	47,642	125,916	141,478

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(2)	—	3,987	—	11,746
Amortization of Intangible Assets(3)	1,230	1,486	3,690	5,276
Spin-Off-Related Payable Due to Blackstone(4)	21	836	100	771
Adjusted Pretax Income	43,805	53,951	129,706	159,271
Adjusted Taxes(5)	11,162	10,142	26,068	26,206
Adjusted Net Income	32,643	43,809	103,638	133,065

If-Converted Adjustments
Less: Adjusted Taxes(5)	(11,162)	(10,142)	(26,068)	(26,206)
Add: If-Converted Taxes(6)	11,691	13,970	34,631	41,143
Adjusted Net Income, If-Converted	$32,114	$39,981	$95,075	$118,128

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.69	$0.84	$2.26	$2.63
Diluted	$0.68	$0.82	$2.20	$2.56
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,193,359	24,966,527	25,220,031	25,032,151
Diluted	26,644,324	26,519,173	26,630,957	26,497,177

Adjusted Net Income, If-Converted Per Share	$0.78	$0.96	$2.30	$2.84
Weighted-Average Shares Outstanding, If-Converted	41,409,625	41,540,815	41,351,599	41,614,791

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Compensation and Benefits Expense	$193,457	$179,080	$573,114	$488,899
Transaction-Related Compensation Expense(2)	—	(3,987)	—	(11,746)
Adjusted Compensation and Benefits Expense	$193,457	$175,093	$573,114	$477,153

Non-Compensation Expenses
Occupancy and Related	$9,768	$8,231	$29,699	$25,831
Travel and Related(1)	7,177	7,893	22,463	20,923
Professional Fees	10,344	7,375	28,725	21,652
Communications and Information Services	4,479	4,155	12,317	12,819
Depreciation and Amortization	3,547	3,755	10,587	12,156
Other Expenses(1)	7,037	7,961	21,807	21,794
GAAP Non-Compensation Expense	42,352	39,370	125,598	115,175
Amortization of Intangible Assets(3)	(1,230)	(1,486)	(3,690)	(5,276)
Spin-Off-Related Payable Due to Blackstone(4)	(21)	(836)	(100)	(771)
Adjusted Non-Compensation Expense	$41,101	$37,048	$121,808	$109,128

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2023 and 2022 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,193,359	24,966,527	25,220,031	25,032,151
Dilutive Impact of Unvested RSUs(7)	1,450,965	1,552,646	1,410,926	1,465,026
Diluted Shares Outstanding, GAAP	26,644,324	26,519,173	26,630,957	26,497,177

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,193,359	24,966,527	25,220,031	25,032,151
Unvested RSUs(8)	1,450,965	1,555,239	1,410,926	1,467,619
Partnership Units(9)	14,765,301	15,019,049	14,720,642	15,115,021
If-Converted Shares Outstanding	41,409,625	41,540,815	41,351,599	41,614,791

	As of September 30,
	2023	2022
Fully-Diluted Shares Outstanding(10)	44,457,247	43,761,678

As of September 30, 2023, 1.1 million Partnership Units and 1.6 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Footnotes

(1)
Certain balances in the prior period have been reclassified to conform to their current presentation. For the three and nine months ended September 30, 2022, this resulted in a reclassification of $1.6 million and $3.5 million, respectively, from Other Expenses to Travel and Related. There was no impact on either U.S. GAAP EPS or Adjusted EPS as a result of the reclassification.
(2)
This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.
(3)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone's IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.
(4)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(5)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(6)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.
(7)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(8)
Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)
Represents the number of shares assuming the conversion of all Partnership Units, excluding Partnership Units that have yet to satisfy certain market conditions.
(10)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock. As of September 30, 2023, 1.1 million Partnership Units and 1.6 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Note: Amounts presented in tables above may not add or recalculate due to rounding.